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                                  EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE


                     MICROS SYSTEMS, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
               (Unaudited - in thousands, except per share data)



                                                           Three months ended
                                                              December 31,
                                                           1997         1996
                                                          ------       ------
 Weighted-average number of common shares                  8,008        7,958
 Dilutive effect of outstanding stock options                285           97
                                                          ------       ------
 Weighted-average number of common and common
  equivalent shares outstanding                            8,293        8,055
                                                          ======       ======
 Net income                                               $4,616       $4,011
                                                          ======       ======
 Net income per common and common
  equivalent share                                        $ 0.56       $ 0.50
                                                          ======       ======
                                                            Six months ended
                                                              December 31,
                                                           1997         1996
                                                          ------       ------
 Weighted-average number of common shares                  8,003        7,952
 Dilutive effect of outstanding stock options                266           45
                                                          ------       ------
 Weighted-average number of common and common
  equivalent shares outstanding                            8,269        7,997
                                                          ======       ======
 Net income                                               $7,631       $6,338
                                                          ======       ======
 Net income per common and common
  equivalent share                                        $ 0.92       $ 0.79
                                                          ======       ======





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